UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

RESTAURANT BRANDS INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Canada	001-36786	98-1202754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Restaurant Brands International Inc.

226 Wyecroft Road

Oakville, Ontario L6K 3X7

(Address of principal executive offices, including Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

This Form 8-K is being filed to update the audited consolidated financial statements of Restaurant Brands International Inc. (the “Company”), specifically and primarily related to the recasting of the consolidated balance sheet as of December 31, 2014, and related notes thereto, which were included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as originally filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2015 (the “Provisional Form 10-K”). The impact on the Company’s consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the year ended December 31, 2014, as included in the Provisional Form 10-K, and as retrospectively adjusted for these items, was not material.

When we filed our Provisional Form 10-K for the year ended December 31, 2014, the initial acquisition method of accounting for the acquisition of Tim Hortons ULC (f/k/a Tim Hortons, Inc.) (“Tim Hortons”) was not finalized. The application of the acquisition method of accounting resulted in the measurement and recognition of net assets acquired at a provisional fair value as of December 12, 2014 (the “Closing Date”).

Since the filing of the Provisional Form 10-K, we have made adjustments to the provisional fair value amounts recognized at the Closing Date, to reflect new information obtained about facts and circumstances that existed as of the Closing Date that, if known, would have affected the measurement of the amounts recognized as of the Closing Date. These adjustments, referred to herein as “measurement period adjustments” materially shifted the value of certain tangible assets, intangible assets and liabilities. We have applied the measurement period adjustments retrospectively to the consolidated balance sheet reported as of December 31, 2014 and consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for the year ended December 31, 2014, as previously reported in the Provisional Form 10-K. We expect to continue to obtain information to assist in determining the fair value of the net assets acquired as of the Closing Date during the measurement period. Measurement period adjustments that we determine to be material will be applied retrospectively as of the Closing Date.

We have also retrospectively adjusted the consolidated balance sheets reported as of December 31, 2014 and 2013 to reflect our adoption during the quarter ended September 30, 2015 of an accounting standards update under which an entity presents debt issuance costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Other than this change in presentation, this accounting standards update did not have an impact on our consolidated financial position, results of operations or cash flows.

Additionally, these consolidated financial statements are updated to reflect certain retrospective revisions for changes in reportable segments that have been made to the consolidated financial statements of the Company that were previously filed with the Securities and Exchange Commission when the Company began reporting comparative results using the revised segment presentation effective with the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2015.

These updated historical consolidated financial statements are filed as Exhibit 99.1 to this Form 8-K and have been updated, to include the retrospective measurement period adjustments and new footnote disclosures, the adoption of the accounting standards update on the presentation of debt issuance costs and to reflect certain retrospective revisions for changes in reportable segments. All other information provided in the Form 10-K, unless otherwise provided herein, remains unchanged and this Form 8-K does not modify or update the disclosures in the Form 10-K in any other way. The revisions to the Provisional Form 10-K, as included herein, should be read in conjunction with other information that the Company has filed with the SEC.

Item  9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of KPMG LLP.

99.1	Update to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014: Part II. Item 8. Financial Statements and Supplementary Data.

101*	The following materials from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, formatted in XBRL (eXtensible Business Reporting Language): (i) Consolidated Balance Sheets as of December 31, 2014 and 2013, (ii) Consolidated Statements of Operations for the fiscal years ended December 31, 2014, 2013 and 2012, (iii) Consolidated Statements of Comprehensive Income (Loss) for the fiscal years ended December 31, 2014, 2013 and 2012, (iv) Consolidated Statements of Shareholders’ Equity for the period from December 31, 2011 through December 31, 2012, the period from December 31, 2012 through December 31, 2013, and the period from December 31, 2013 through December 31, 2014, (v) Consolidated Statements of Cash Flows for the fiscal years ended December 31, 2014, 2013 and 2012, and (vi) Notes to Consolidated Financial Statements.*

* Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed furnished and not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under these sections.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC.

Date: December 3, 2015	/s/ Jill Granat
Name: Jill Granat
Title: General Counsel and Corporate Secretary